UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2016

CAROLCO PICTURES, INC.

 (Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1395 Brickell Avenue, Suite 800 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(877) 535-1400

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” “Carolco” refer to Carolco Pictures, Inc., unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including operating margins, earnings, cash flow, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 5.01	Changes in Control of Registrant.

On January 1, 2016, Sam Lupowitz and other shareholders, collectively representing Carolco Pictures, Inc.’s controlling shareholders, (jointly, the “Seller”), entered into and closed separate and distinct Securities Purchase Agreements (the “Agreements”) with Tarek Kirschen whereby Tarek Kirschen (individually) purchased, in the aggregate, 5,000,000 shares of the Company’s Series A Preferred Shares and a total of 30,000,000 common shares of the Company’s common stock (the “Shares”).  Each share of the Series A Preferred Stock has one thousand votes on all matters presented to the holders of Common Stock, resulting in Tarek Kirschen holding a majority of the issued and outstanding voting capital shares of the Company.

The rationale behind the execution of the overall transaction was to enhance shareholder value by bringing in a businessman with the skillset and energy level necessary for the task of turning the Company around and managing its day to day operations.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2016, Sam Lupowitz resigned as a member of the Board of Directors of the Company and as an officer of the Company. There were no disagreements with Sam Lupowitz as to the Company’s operations, policies, or practices. Sam Lupowitz will continue to maintain a close relationship with the Company as an outside consultant and source of projects for co-production with the Company.

On January 1, 2016, Tarek Kirschen was appointed as a member of the Board of Directors of the Company to serve until the next annual meeting of shareholders.  His biography is as follows:

Tarek Kirschen is a Palm Beach Real Estate Developer and entrepreneur and a shareholder of the Company. He develops, owns and manages single and multifamily properties in and around Palm Beach County.

On January 1, 2016, Tarek Kirschen was appointed as our Chief Executive Officer and Chief Financial (Accounting) Officer to serve at the pleasure of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAROLCO PICTURES, INC.

Date: January 6, 2016	By:	/s/ Tarek Kirschen
	Name:	Tarek Kirschen
	Title:	Chief Executive Officer